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                                                           EXHIBIT 4(f)
                                 THE SCHEDULE
                        THE VARIABLE SEPARATE ACCOUNTS
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  Annuitant                 Owner
  [THOMAS J. DOE]           [JOHN Q. DOE]

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  Initial Premium          Annuity Option          Annuity Commencement Date
  [$10,000]                [LIFE 10-YEAR CERTAIN]  [JANUARY 1, 2053]
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  Separate Account(s)
  [SEPARATE ACCOUNT B AND THE FIXED ACCOUNT]         Certificate Number
                                                     [123456]
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DIVISIONS INVESTING IN SHARES OF A MUTUAL FUND

 Separate Account B (the "Account") is a unit investment trust Separate Account, organized in and governed by the laws of the State of Delaware, our state of domicile. The Account is divided into Divisions. Each Division listed below invests in shares of the mutual fund portfolio (the "Series") designated. Each portfolio is a part of The GCG Trust managed by Directed Services, Inc.

               SERIES                             SERIES
               ------                             ------
               Equity Income                      Real Estate
               Fully Managed                      Hard Assets
               Value Equity                       Limited Maturity Bond
               Small Cap                          Liquid Assets
               Capital Appreciation               Strategic Equity
               Rising Dividend                    Managed Global
               Mid-Cap Growth                     Research
               Total Return                       Growth
               Capital Growth                     Global Fixed Income
                                                  Developing World

The Division listed below invests in shares of the mutual fund portfolio (the "Portfolio") designated. The portfolio is a part of the Warburg Pincus Trust managed by Credit Suisse Asset Management, LLC (CSAM).

               PORTFOLIO
               ---------
               International Equity


The Division listed below invests in shares of the mutual fund portfolio (the "Portfolio") designated. The portfolio is a part of the PIMCO Trust managed by Pacific Investment Management Company.

               PORTFOLIO
               ---------
               High Yield
               StocksPlus Growth and Income


The Divisions below invests in shares of the mutual fund portfolio (the "Portfolio") designated. The portfolio is a part of the The Galaxy VIP fund managed by Fleet Investment Advisors, Inc.

               PORTFOLIO
               ---------
               Equity
               Small Company Growth
               Asset Allocation
               Growth & Income
               High Quality Bond


GA-IA-1036 02-97                   3B


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